FOURTH AMENDMENT TO CREDIT AGREEMENT
AND JOINDER
This FOURTH AMENDMENT TO CREDIT AGREEMENT AND JOINDER (the “Amendment”) is entered into as of October 28, 2025, by and among STONEX FINANCIAL INC., a Florida corporation (the “Existing Borrower”), R.J. O’BRIEN & ASSOCIATES, LLC, a Delaware limited liability company (the “New Borrower”, and together with the Existing Borrower, each a “Borrower” and collectively, the “Borrowers”), STONEX GROUP INC., a Delaware corporation (“Guarantor”), as a Guarantor, the several financial institutions from time to time party to this Amendment, as Lenders, and BMO BANK N.A., as Administrative Agent.
PRELIMINARY STATEMENTS
1.The Existing Borrower, the Guarantor, the Administrative Agent, and the Lenders entered into that certain Credit Agreement dated as of December 12, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
2.The New Borrower has requested to become an additional Borrower under the Credit Agreement.
3.The Existing Borrower has requested that the Administrative Agent and the Lenders (i) add the New Borrower as an additional Borrower, (ii) extend the Termination Date and (iii) make certain other amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
4.Each of M&T Bank and The Bank of New York Mellon (each a “New Lender”) requests that it join the Credit Agreement as a new Lender, and the Guarantor, the Borrowers, the Lenders and the Administrative Agent agree to add the New Lenders as a Lender under the Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    AMENDMENTS.
Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement (including the exhibits and schedules thereto) shall be and hereby is amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

Fourth Amendment October 2025 4904-0244-2094 v8.docx
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SECTION 2.    ADDITIONAL BORROWER; NEW LENDERS.
2.1. Additional Borrower. The New Borrower hereby requests that it be added as an additional Borrower under the Credit Agreement and, upon satisfaction of the conditions set forth in Section 3 of this Amendment by the New Borrower, the Existing Borrower, the Administrative Agent and each Lender agree to admit the New Borrower as an additional Borrower, and all references in the Credit Agreement to the Borrower shall include the New Borrower. The New Borrower agrees to be bound by the terms and conditions of the Credit Agreement as a Borrower thereunder as if it were an original party to the Credit Agreement, and the New Borrower hereby assumes all of the obligations of a Borrower thereunder. Further, the New Borrower hereby appoints the Existing Borrower as its Borrower Agent under the Loan Documents as set forth in Section 1.17 of the Credit Agreement.
2.2. New Lenders. Upon the Effective Date (as hereinafter defined), each New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement as a Lender, and have all the rights and obligations of a “Lender” under the Credit Agreement, (ii) shall have a Commitment in the amount set forth on Schedule 1 to the Credit Agreement, and (iii) agrees to be bound by the terms and conditions of the Credit Agreement as if it were an original signatory thereto. Each New Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Loan Parties or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.
2.3. Equalization of Loans. Upon the Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its relevant Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Agent may reasonably request in connection therewith.
SECTION 3.    CONDITIONS PRECEDENT.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date upon which such conditions are satisfied being referred to herein as the “Effective Date”):
3.1. The Borrowers, the Guarantor, the Administrative Agent, and the Lenders shall have executed and delivered this Amendment.

3.2. The Administrative Agent shall have received the following (in form and substance reasonably acceptable to the Administrative Agent):
(1)copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the Existing Borrower and the Guarantor authorizing the execution, delivery, and performance of this Amendment and the other Loan Documents;
(2)good standing certificates for the Borrowers and the Guarantor, dated as of a date no earlier than 30 days prior to the date hereof, from the appropriate governmental offices in the state of its incorporation or organization
(3)financing statement, tax and judgment lien search results against the Property of the Borrowers and the Guarantors evidencing the absence of Liens on their Property except as permitted by Section 8.8 of the Credit Agreement;
(4)the favorable written opinion of counsel for the Existing Borrower
    3.3.    The Administrative Agent shall have received the fees set forth in that certain
Mandate Letter dated August 12, 2025 between the Administrative Agent and the Borrower, including the payment of an upfront fee payable to the Lenders in an amount equal to 0.15% of each Lender’s Commitment.
    3.4.    Each of the Lenders shall have received, sufficiently in advance of the Effective
Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) and, to the extent applicable, the Beneficial Ownership Certification for Guarantor, the Existing Borrower and the New Borrower.
    3.5.    No material adverse change in the business, condition (financial or otherwise), operations, performance, Properties or prospects of the Borrowers shall have occurred since September 30, 2024.
3.6. The Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request.
3.7. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
    SECTION 4.    CONDITIONS SUBSEQUENT.
The New Borrower shall not request a Loan nor shall any Lender have an obligation to make any Loan to the New Borrower until the Administrative Agent shall have received the following (in form and substance satisfactory to the Administrative Agent):

4.1    Copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment, the New Borrower’s Note and the other Loan Documents by the New Borrower together with a certified copy of resolutions of the Board of Directors (or other governing body) of the New Borrower (together with certificates of formation (or the equivalent) certified to by the Secretary of State for the state of incorporation) (or the equivalent) and the New Borrower’s Organizational Documents;
4.2.    an incumbency certificate containing the name, title and genuine signatures of initial Authorized Representatives for the New Borrower;
4.3. the favorable written opinion of counsel for the New Borrower;
4.4. evidence reasonably satisfactory to it that the New Borrower has directed the return of any margin calls from the Clearing Houses by deposit into the Settlement Account; and
4.5.    such other agreements, instruments, documents, certificates and opinions as the Administrative Agent may reasonably request.
SECTION 5.    REPRESENTATIONS.
In order to induce the Administrative Agent to enter into this Amendment, each Borrower and the Guarantor, severally and neither jointly nor jointly and severally, solely with respect to itself (collectively, the “Loan Parties”) hereby represent and warrant to the Administrative Agent that as of the date hereof:
5.1. Authorization, Etc. The Loan Parties have the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Loan Parties have taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize their execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Loan Parties’ execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Loan Parties and constitute the legal, valid and binding obligation of the Loan Parties, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the Loan Parties do not (i) contravene the terms of the Loan Parties’ organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.); (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Loan Parties by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which the Loan Parties are a party or which is binding upon it); or (iii) violate any Legal Requirement in any material respect.
5.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the date of this Amendment.
SECTION 6.    REAFFIRMATION
Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement. Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty and each other Loan Document to which Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor is not required by the terms of the Credit Agreement to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Guarantor to any future waivers or modifications to the Credit Agreement.
SECTION 7.    MISCELLANEOUS.
7.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Borrower agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.
7.2. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation,

preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
7.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf' or “tif') format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
[SIGNATURE PAGE TO FOLLOW]

This Fourth Amendment to the Credit Agreement and Joinder is entered into as of the date and year first above written.
“EXISTING BORROWER”
STONEX FINANCIAL INC.
By /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

By /s/ Kevin Murphy
Name: Kevin Murphy
Title: Group Treasurer of StoneX Group Inc.
“NEW BORROWER”
R.J. O’BRIEN & ASSOCIATES, LLC
By /s/ James Gabriele
Name: James Gabriele
Title: Senior Managing Director,
Chief Financial Officer Holdco
By /s/ Amy Meyer
Name: Amy Meyer
Title: Senior Director,
Deputy General Counsel
“GUARANTOR”
STONEX GROUP INC.

By /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

By /s/ Kevin Murphy
Name: Kevin Murphy
Title: Group Treasurer
[Fourth Amendment to Credit Agreement and Joinder]
Doc ID: 7336609431db01bfdb4848c4a69f41bf6695ca5c

"ADMINISTRATIVE AGENT AND THE LENDERS"
BMO BANK N.A., as Administrative Agent, the Swing Line Lender and a Lender
By: /s/ Matthew Witt
Matthew Witt
Vice President

[Fourth Amendment to Credit Agreement and Joinder]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By /s/ Chris Doering
Name Chris Doering
Title SVP

[Fourth Amendment to Credit Agreement and Joinder]

By CUSTOMERS BANK, as a Lender
By /s/ Brandon Trotter
Name: Brandon Troster
Title: SVP, Financial Institutions

EAST WEST BANK
By /s/ Charles Corbisiero
Name Charles Corbisiero
Title Managing Director

WEBSTER BANK, N.A., as a Lender
By /s/ George G. Sims
George G. Sims
Title    Managing Director

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By /s/ Connor Huxtable
Name Connor Huxtable
Title     Vice President

TRISTATE CAPITAL BANK, as a Lender
By     /s/ Ellen Frank
Name Ellen Frank
Title Senior Vice President

CADENCE BANK, as a Lender

By     /s/ Stephen Fast
Name Stephen Fast
Title Vice President

CIBC BANK USA, as a Lender
/s/ Morgan Donovan
Name Morgan Donavan
Title Managing Director

NEXBANK, as a Lender
By /s/ Jeff Kocher
Name Jeff Kocher
Title Vice President

M&T BANK, as a New Lender
/s/ Isaac Bailey
Name Isaac Baily
Title Vice President

The Bank of New York Mellon, as a New Lender

By /s/ Sonia Malhotra
Name Sonia Malhotra
Title Director

Annex I to Fourth Amendment
Credit Agreement
Dated as of December 12, 2022
among
StoneX Financial Inc.,
R.J. O’Brien & Associates, LLC
The Guarantors from time to time parties hereto,
the Lenders from time to time parties hereto,
and
BMO Bank N.A., as Administrative Agent

BMO Capital Markets,
as Sole-Lead Arranger and Book Runner
U.S. Bank, National Association,
as Documentation Agent

Table of Contents
Section    Heading    Page
Section 1.    The Credit Facilities    1
Section 1.1.    Commitments    1
Section 1.2.    Interest Rates    2
Section 1.3.    Minimum Borrowing Amounts    2
Section 1.4.    Manner of Borrowing Loans    2
Section 1.5.    Swing Loans    3
Section 1.6.    Maturity of Loans    4
Section 1.7.    Prepayments    4
Section 1.8.    Default Rate    5
Section 1.9.    Evidence of Indebtedness    6
Section 1.10.    Commitment Terminations    6
Section 1.11.    Substitution of Lenders    7
Section 1.12.    Increase in Commitments    7
Section 1.13.    Defaulting Lenders    8
Section 1.14.    Effect of Benchmark Transition Event    9
Section 1.15.    Capital Adequacy    10
Section 1.16.    Borrowers’ Obligations Several    11
Section 1.17.    Appointment of StoneX as Borrower Agent.    11
Section 1.17.    Removal of RJO as a Borrower.    11
Section 2.    Fees    11
Section 2.1.    Fees    11
Section 3.    Place and Application of Payments    12
Section 3.1.    Place and Application of Payments    12
Section 3.2.    Account Debit    13
Section 4.    Guaranties    13
Section 4.1.    Guaranties    13
Section 4.2.    Further Assurances    14
Section 5.    Definitions; Interpretation    14
Section 5.1.    Definitions    14
Section 5.2.    Interpretation    33
Section 5.3.    Change in Accounting Principles    34
Section 5.4.    Interest Rates    34
Section 5.5.    Divisions    35
Section 6.    Representations and Warranties    35

Section 6.1.    Organization and Qualification    35
Section 6.2.    Holdings and Subsidiaries    35
Section 6.3.    Authority and Validity of Obligations    36
Section 6.4.    Use of Proceeds; Margin Stock    36
Section 6.5.    Financial Reports    36
Section 6.6.    No Material Adverse Change    37
Section 6.7.    Full Disclosure    37
Section 6.8.    Trademarks, Franchises, and Licenses    37
Section 6.9.    Governmental Authority and Licensing    37
Section 6.10.    Good Title    37
Section 6.11.    Litigation and Other Controversies    38
Section 6.12.    Taxes    38
Section 6.13.    Approvals    38
Section 6.14.    Affiliate Transactions    38
Section 6.15.    Investment Company    38
Section 6.16.    ERISA; Plan Assets; Prohibited Transactions    38
Section 6.17.    Compliance with Laws    39
Section 6.18.    Other Agreements    39
Section 6.19.    Solvency    39
Section 6.20.    No Broker Fees.    39
Section 6.21.    No Default or Regulatory Action    40
Section 6.22.     Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws    40
Section 6.23.    EEA Financial Institution    40
Section 6.24.    Registration; Qualifications    40
Section 7.    Conditions Precedent    40
Section 7.1.    All Credit Events    40
Section 7.2.    Initial Credit Event    41
Section 8.    Covenants    42
Section 8.1.    Maintenance of Business    43
Section 8.2.    Maintenance of Properties    43
Section 8.3.    Taxes and Assessments    43
Section 8.4.    Insurance    43
Section 8.5.    Financial Reports    43
Section 8.6.    Inspection    46
Section 8.7.    Borrowings and Guaranties    46
Section 8.8.    Liens    48
Section 8.9.    Investments, Acquisitions, Loans and Advances    49
Section 8.10.    Mergers, Consolidations and Sales    51
Section 8.11.    Maintenance of Subsidiaries    51
Section 8.12.    Dividends and Certain Other Restricted Payments    51
Section 8.13.    ERISA    52
-ii-

Section 8.14.    Compliance with Laws; Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions    52
Section 8.15.    Burdensome Contracts With Affiliates    53
Section 8.16.    No Changes in Fiscal Year    53
Section 8.17.    Formation of Subsidiaries    53
Section 8.18.    Change in the Nature of Business    53
Section 8.19.    Use of Proceeds    53
Section 8.20.    No Restrictions    54
Section 8.21.    Financial Covenants    54
Section 8.22.    Settlement and Clearing Accounts    54
Section 9.    Events of Default and Remedies    54
Section 9.1.    Events of Default    54
Section 9.2.    Non-Bankruptcy Defaults    56
Section 9.3.    Bankruptcy Defaults    57
Section 9.4.    Notice of Default    57
Section 10.    The Administrative Agent    57
Section 10.1.    Appointment and Authorization of Administrative Agent    57
Section 10.2.    Rights as a Lender    57
Section 10.3.    Action by Administrative Agent    58
Section 10.4.    Consultation with Experts    58
Section 10.5.    Liability of Administrative Agent; Credit Decision    58
Section 10.6.    Indemnity    59
Section 10.7.    Resignation of Administrative Agent and Successor Administrative Agent    60
Section 10.8.    Swing Line Lender    61
Section 10.9.    Designation of Additional Agents    61
Section 10.10.    Delegation of Duties    61
Section 10.11.    Administrative Agent may File Proofs of Claim    61
Section 10.12.    Certain ERISA Matters    62
Section 10.13.    Recovery of Erroneous Payments    63
Section 11.    The Guarantees    63
Section 11.1.    The Guarantees    63
Section 11.2.    Guarantee Unconditional    64
Section 11.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    65
Section 11.4.    Subrogation    65
Section 11.5.    Waivers    65
Section 11.6.    Limit on Recovery    65
Section 11.7.    Contribution    65
Section 11.8.    Stay of Acceleration    66
Section 11.9.    Benefit to Guarantors    66
Section 11.10.    Guarantor Covenants    66
-iii-

Section 12.    Miscellaneous    67
Section 12.1.    Withholding Taxes    67
Section 12.2.    No Waiver, Cumulative Remedies    70
Section 12.3.    Non-Business Days    71
Section 12.4.    Time is of the Essence    71
Section 12.5.    Survival of Representations    71
Section 12.6.    Survival of Indemnities    71
Section 12.7.    Sharing of Set-Off    71
Section 12.8.    Notices    71
Section 12.9.    Counterparts    73
Section 12.10.    Successors and Assigns    73
Section 12.11.    Participants    73
Section 12.12.    Assignments    74
Section 12.13.    Amendments    77
Section 12.14.    Headings    78
Section 12.15.    Costs and Expenses; Indemnification    78
Section 12.16.    Set-off    79
Section 12.17.    Entire Agreement    80
Section 12.18.    Governing Law    80
Section 12.19.    Severability of Provisions    80
Section 12.20.    Excess Interest    80
Section 12.21.    Construction    81
Section 12.22.    Lender’s Obligations Several    81
Section 12.23.    Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial    81
Section 12.24.    USA Patriot Act    82
Section 12.25.    Confidentiality    82
Section 12.26.    Customary Advertising Material    83
Section 12.27.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    83
Signature Page    S-1

Exhibit A    —    Notice of Borrowing
Exhibit B-1    —    Revolving Note
Exhibit B-2    —    Swing Note
Exhibit C    —    Compliance Certificate
Exhibit D    —    Additional Guarantor Supplement
Exhibit E    —    Assignment and Acceptance
Exhibit F    —    Commitment Amount Increase Request
Schedule 1    —    Commitments
Schedule 6.2    —    Subsidiaries
Schedule 8.8    —    Existing Liens

-iv-

Credit Agreement
This Credit Agreement is entered into as of December 12, 2022, by and among StoneX Financial Inc., a Florida corporation (the “StoneX”), R.J. O’Brien & Associates, LLC, a Delaware limited liability company (the “RJO” and together with StoneX, each and collectively, being referred herein, the “Borrower”), StoneX Group Inc., a Delaware corporation (“Holdings”), as a Guarantor, the several financial institutions from time to time party to this Agreement, as Lenders, and BMO Bank N.A., a national banking association, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
Preliminary Statement
The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.
Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    The Credit Facilities.
    Section 1.1.    Commitments. (a) Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.
(b)    The foregoing notwithstanding:
(i)    the sum of the aggregate principal amount of Revolving Loans and Swing Loans at any time outstanding shall not exceed the Commitments in effect at such time;
(ii)    the aggregate principal amount of the Reserve Loans at any time outstanding shall not exceed the Borrowing Base (Reserve) as then determined and computed;
(iii)     the Lenders shall not be obligated to make a Loan during any calendar month if such Loan would cause the number of Zero Loan Days during such calendar month to be less than five (5); and

(iv)     the sum of the aggregate principal amount of Revolving Loans and Swing Loans at any time outstanding to RJO shall not exceed the RJO Sublimit in effect at such time.
    Section 1.2.     Interest Rates. (a) Each Revolving Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (b)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.
    Section 1.3.    Minimum Borrowing Amounts. Each Borrowing of Revolving Loans shall be in an amount not less than $5,000,000.
    Section 1.4.    Manner of Borrowing Loans.
    (a)    Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 2:00 p.m. (Chicago time) on the date the Borrower requests the Lenders to advance a Borrowing of Revolving Loans. The Borrower shall give all such notices requesting the advance of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit A (Notice of Borrowing), or in such other form acceptable to the Administrative Agent. All such notices concerning the advance of a Borrowing shall specify the date of the requested advance of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced and whether such Borrowing is a Margin Loan or a Reserve Loan. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
    (b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.4(a) above.
    (c)    Disbursement of Loans. Not later than 4:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Revolving Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Borrower’s Designated Disbursement Account or as the Borrower and the Administrative Agent may otherwise agree.
    (d)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Revolving Loans, by 4:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Revolving Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.
    Section 1.5.    Swing Loans. (a)  Generally. Subject to the terms and conditions hereof, as part of the Credit, the Swing Line Lender may, in its discretion, make loans in U.S. Dollars to the Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. Swing Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date. Each Swing Loan shall be in a minimum amount of $1,000,000.
    (b)    Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (c)    Requests for Swing Loans. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 3:30 p.m. (Chicago time) (or such later time as agreed upon by the Borrower, the Administrative Agent and the Swing Line Lender) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan. The Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from the Borrower. Subject to the terms and conditions hereof, the proceeds of each Swing Loan extended to the Borrower shall be deposited or otherwise wire transferred to the Borrower’s Designated Disbursement Account or as the Borrower, the Administrative Agent, and the Swing Line Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by the Administrative Agent or any Lenders).
    (d)    Refunding Loans. In its sole and absolute discretion, the Swing Line Lender may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Lender to make a Revolving Loan in an amount equal to such Lender’s Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swing Line Lender), in immediately available funds, at the Administrative Agent’s office in Chicago, Illinois (or such other location designated by the Administrative Agent), before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swing Line Lender to repay the outstanding Swing Loans.
    (e)    Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 1.5(d) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.

    Section 1.6.    Maturity of Loans.     Revolving Loans and Swing Loans. Each Revolving Loan and Swing Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Termination Date.
    Section 1.7.    Prepayments.    (a)  Optional. The Borrower may prepay in whole or in part (but, if in part, then: (i) in an amount not less than $1,000,000, and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 and 1.5 hereof remains outstanding) with notice delivered by the Borrower to the Administrative Agent no later than 2:00 p.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid.
(b)    Mandatory. Without limiting anything contained herein, the Borrower agrees to the following:
(i)    if at any time any Loan remains outstanding for five (5) or more Business Days after such Loan was advanced by the Lenders, the Borrower shall immediately and without notice or demand pay over the amount of such Loan to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations;
(ii)    if at any time the sum of the principal amount of the Reserve Loans then outstanding shall be in excess of the Borrowing Base (Reserve) as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations;
(iii)    without notice or demand, prepay any Reserve Loan on the Business Day immediately following the next computation date of the Reserve Account in an amount equal to the lesser of (A) the full amount of such Reserve Loan and (B) the amount of excess cash that is permitted to be withdrawn from the Reserve Account;
(iv)    the Borrower shall, on each date the Commitments are reduced pursuant to Section 1.10 hereof, prepay the Revolving Loans and Swing Loans, by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and Swing Loans then outstanding to the amount to which the Commitments have been so reduced; and
(v)    Without limiting the Borrower’s obligation to repay the Loans pursuant to any other provision of this Section 1.7(b), on any Business Day in a calendar month (other than the last Business Day in a calendar month), if (A) the sum of (x) the number of Business Days remaining in such calendar month (not including such Business Day) plus (y) the number of Zero Loan Days occurring in such calendar month on or prior to such Business Day is less than (B) five (5), then the Borrower shall immediately and without notice or demand pay over the amount of such Loan to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations.

    (c)    Any amount of Revolving Loans and Swing Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
    Section 1.8.    Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans at a rate per annum equal to the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect; provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
    Section 1.9.    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
    (b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
    (c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
    (d)    Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit B-1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), or B-2 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Revolving Notes, and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Commitment, or Swing Line Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

    Section 1.10.    Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $10,000,000 or such greater amount which is an integral multiple of $1,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and Swing Loans then outstanding. Any termination of the Commitments below the Swing Line Sublimit then in effect shall reduce the Swing Line Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Commitments. Any termination of the Commitments pursuant to this Section 1.10 may not be reinstated.
    Section 1.11.    Substitution of Lenders. In the event any Lender is then a Defaulting Lender or a Non-Consenting Lender (any such Lender being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any laws, (ii) the Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.12 (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower), and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
    Section 1.12.     Increase in Commitments. The Borrower may from time to time in consultation with the Administrative Agent, on any Business Day prior to the Termination Date so long as no Event of Default exists, increase the aggregate amount of the Commitments by delivering a Commitment Amount Increase Request at least 10 Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”) identifying the additional Commitments for existing Lender(s) agreeing to increase its/their Commitment(s) (or identifying one or more additional Lender(s) and the amount of its/their Commitment(s)); provided, however, that (i) the aggregate of all Commitment Amount Increases shall not exceed $25,000,000, (ii) the aggregate amount of the Commitments shall not at any time exceed $350,000,000, (iii) any increase of the aggregate amount of the Commitments shall be in an amount not less than $10,000,000 and (iv) if the Borrower invites additional Lenders to join this Agreement, such additional Lenders shall enter into such joinder agreements to give effect thereto as the Administrative Agent may reasonably request. The effective date of any Commitment Amount Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Revolving Loans, or the existing Lenders shall make such assignments (which assignments shall not be subject to the requirements set forth in Section 12.12) of the outstanding Revolving Loans to the Lenders providing the Commitment Amount Increase so that, after giving effect to such assignments, each Lender (including the Lenders providing the Commitment Amount Increase) will hold Revolving Loans equal to its Percentage of all outstanding Revolving Loans. The Borrower agrees to pay any reasonable expenses of the Administrative Agent relating to any Commitment Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. The Borrower shall have no obligation to offer any Lender the opportunity to participate in any Commitment Amount Increase.
    Section 1.13.    Defaulting Lenders . (a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
    (i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.13.
    (ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of owed to, such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Percentages of the Commitment. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
    (iii)    Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that such reallocation does not cause the aggregate Revolving Loans and interests in Swing Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 12.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(d)    Repayment of Swing Line Loans. If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, prepay Swing Line Loans on the next Business Day following notice by the Administrative Agent in an amount equal to the Swing Line Lenders’ Fronting Exposure.
(e)    New Swingline Loans. So long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan.

    Section 1.14.    Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of the one month tenor. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.14.
(d)    Benchmark Unavailability Period. During a Benchmark Unavailability Period, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 1.15.    Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swing Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified herein and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
    Section 1.16.    Borrowers’ Obligations Several Notwithstanding anything in any Loan Document to the contrary, each Borrower shall be liable for the repayment of the principal of, and interest on, Loans made only to such Borrower and no other Borrower shall have any liability therefor. The obligations of each Borrower with respect to all principal, interest, indemnities, fees, costs, expenses and other amounts payable under this Agreement and the other Loan Documents shall be several and neither joint nor joint and several.
    Section 1.17.    Appointment of StoneX as Borrower Agent Each Borrower hereby appoints StoneX as its agent (“Borrower Agent”) under the Loan Documents, to make requests on such Borrower’s behalf for Loans, to select on such Borrower’s behalf the type of Loan and interest period to be applicable to such Loans, to take any other action contemplated under the Loan Documents, and, subject to Section 12.13 hereof, to execute and deliver on behalf of Borrower’s amendments, modifications, terminations and waivers of any provision of this Agreement or of any other Loan Document. The Administrative Agent shall be entitled to conclusively presume that any action with respect to any Borrower taken by StoneX under the Loan Documents is taken on behalf of such Borrower whether or not StoneX so indicates until the Administrative Agent is otherwise notified in writing by such Borrower.
    Section 1.18.    Removal of RJO as a Borrower The Borrower Agent shall provide written notice to the Administrative Agent promptly after a merger or transfer permitted pursuant to Section 8.10(d) hereof (the “Departure Notice”). Within two (2) Business Days after receipt by the Administrative Agent of the Departure Notice , (a) RJO shall no longer be deemed a Borrower hereunder or under any other Loan Documents, (b) all references to RJO herein or in any other Loan Document shall have no force or effect and (c) the Administrative Agent and the Lenders shall no longer honor any request for Revolving Loans and other extensions of credit made to RJO by the Lenders.

Section 2.    Fees.
    Section 2.1.    Fees .
    (a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.
    (b)    Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in that certain Mandate Letter dated August 12, 2025, or as otherwise agreed to in writing between them.
Section 3.    Place and Application of Payments.
    Section 3.1.    Place and Application of Payments. (a) All payments of principal of and interest on the Loans and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

(b)     Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.7(b) hereof), all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:
    (i)    first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
    (ii)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (iii)    third, to the payment of principal on the Loans, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (iv)    fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of Holdings, the Borrower and the Subsidiaries of the Borrower evidenced by the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
    (v)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.
(c)    Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the Swing Line Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the applicable Lenders or the Swing Line Lender, as the case may be, the amount due. With respect to any payment that Administrative Agent makes to any Lender or Swing Line Lender as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made the corresponding payment to Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from the Borrower either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
    Section 3.2.    Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.
Section 4.    Guaranties.
    Section 4.1.    Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by Holdings and each direct and indirect Domestic Subsidiary of the Borrower (other than any Domestic Subsidiary that is an Immaterial Subsidiary) pursuant to Section 11 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties” and each Holdings and such Subsidiary executing and delivering this Agreement as a Guarantor (including any Subsidiary hereafter executing and delivering an Additional Guarantor Supplement in the form called for by Section 11 hereof) or a separate Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).
    Section 4.2.    Further Assurances. In the event the Borrower or any Subsidiary of the Borrower forms or acquires any other Domestic Subsidiary after the date hereof, except as otherwise provided in Section 4.1 above, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Domestic Subsidiary to execute a Guaranty as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Domestic Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.
Section 5.    Definitions; Interpretation.
    Section 5.1.    Definitions. The following terms when used herein shall have the following meanings:
Adequate Assurance Deposit” means an NSCC Deposit Requirement, in excess of ordinary course NSCC Deposit Requirements, pursuant to NSCC Rule 15, section 2(b).
“Administrative Agent” means BMO Bank N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 10.7 hereof.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.
“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to Holdings, the Borrower or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means any and all Laws applicable to Holdings, the Borrower or their Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.
“Applicable Margin” means (i) with respect to Loans, 2.00% per annum and (ii) with respect to commitment fees set forth in Section 2.1(a) hereof, 0.50% per annum.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and

(b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate in effect at such time, and (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day plus (ii) 0.11448%. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Section 1.14, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than the Floor, then Base Rate shall be deemed to be the Floor.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.14.
“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its sole discretion,
    (a)    Daily Simple SOFR plus 0.11448% (11.448 basis points); or
    (b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
    (a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
    (b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
    (a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
    (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or
    (c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by 31 C.F.R. § 1010.230 (as amended, modified or supplemented from time to time), in form and substance satisfactory to the Administrative Agent.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means each of StoneX and RJO, and collectively Stone X and RJO.
“Borrower Agent” is defined in Section 1.17 hereof.
“Borrowing” means the total of Loans advanced under the Commitments. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 1.5 hereof.
“Borrowing Base (Reserve)” means, as of any time it is to be determined, an amount equal to 100% of an amount equal to the difference of (A) the requested withdrawals of customers’ cash from the Reserve Account, less (B) cash received by the Borrower that is required to be deposited into the Reserve Account in accordance with the most recent Reserve Account computation, less (C) the aggregate principal amount of Reserve Loans advanced to the Borrower relating to such requested withdrawal (whether such Loans remain outstanding or have been repaid), in each case from the date of such requested withdrawal through the date the Borrower requests a Borrowing hereunder relating to such requested withdrawal.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois or, with respect to calculating Term SOFR, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, interpretation or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 30% or more of the outstanding capital stock or other equity interests of the Holdings on a fully-diluted basis, (b) Holdings ceases to own, legally and beneficially, 100% of the Voting Stock of the Borrower, (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money in excess of $50,000,000 of Holdings, shall occur, or (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money in excess of $10,000,000 for the Borrower or any Subsidiary, shall occur.
“Clearing Houses” means an exchange clearing house located in the United States.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $325,000,000 on October 28, 2025.
“Commitment Amount Increase” is defined in Section 1.12 hereof.
“Commitment Amount Increase Request” means a Commitment Amount Increase Request in the form of Exhibit F hereto.
“Competitor” means any Person (including any Subsidiary of any bank or other entity) whose business consists substantially of the provision of securities broker-dealer or future commission merchant services, but in any event not to include bank regulated entities, insurance companies, or the bank or insurance affiliate of such providers of such services.
“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Base Rate,” the definition of “Business Day,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Credit” means the credit facility for making Revolving Loans and Swing Loans described in Sections 1.1 and 1.5 hereof.
“Credit Event” means the advancing of any Loan.
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Defaulting Lender” means, subject to Section 1.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swing Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar

Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.13(b)) upon delivery of written notice of such determination to the Borrower, the Swing Line Lender and each Lender.
“Disqualified Lenders” means (a) any Person that has been specified to the Administrative Agent by the Borrower in writing before the Closing Date and (b) any other Person that is a Competitor of the Borrower (other than (i) any bank regulated entity, (ii) any insurance company and (iii) any bona fide debt fund that is managed for the benefit of the clients of such Competitor or any of its Affiliates, except to the extent otherwise disqualified pursuant to clause (a)), which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders not less than five (5) Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).
“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“DTC” means The Depository Trust Company and its successors and assigns.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any Guarantor or any of the Borrower’s or such Guarantor’s Affiliates or Subsidiaries (including Subsidiaries).
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any hazardous material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.

“Excess Net Capital” means excess net capital as shown (i) on line 3610 of the RJO’s monthly CFTC Form 1-FR-FCM Statement of the Computation of the Minimum Net Capital Requirements; and (ii) on line 3910 of StoneX’s FOCUS Part 2.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.1(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the sum of (i) the rate determined by Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to Administrative Agent at approximately 10:00 a.m. (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by Administrative Agent for sale to Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%; provided, that in no event shall the Federal Funds Rate be less than the Floor.
“Floor” means 0.0%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary which is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Revolver Percentage of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” and “Guarantors” each is defined in Section 4.1 hereof.
“Guaranty” and “Guaranties” each is defined in Section 4.1 hereof.
“Holdings” is defined in the introductory paragraph.
“Holdings’ Credit Facilities” means one or more issuances of senior notes and/or senior secured credit facilities made available to Holdings and guaranteed by certain Subsidiaries of Holdings (whether by a guaranty delivered by the Subsidiaries and/or through a pledge of the Subsidiaries’ assets).
“Immaterial Subsidiaries” means any Subsidiary with assets with a book value as determined in accordance with GAAP of not more than $500,000 at any one time.
“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, and (e) all obligations of such Person with respect to letters of credit, bankers’

acceptances and other extensions of credit whether or not representing obligations for borrowed money.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Interest Payment Date” means on the date 1 to 5 Business Days after the advance of each Loan, and on the Termination Date.
“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.
“Lenders” means and includes BMO Bank N.A. and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 12.12 hereof and, unless the context otherwise requires, the Swing Line Lender.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means any Revolving Loan or Swing Loan.
“Loan Documents” means this Agreement, the Notes (if any), the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Margin Loan” means a Revolving Loan or a Swingline Loan, the proceeds of which are used to finance commercial customer margin calls at Clearing Houses.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower or of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) a material impairment of the ability of Holdings, the Borrower or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Holdings, the Borrower or any Guarantor of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, with reference to any period, the net income of Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP;

provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, Borrower or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which Borrower or any of its Subsidiaries has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries during such period.
“Net Loss” means, with reference to any period, means Net Income that is less than $0.00 for such period.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.11 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” and “Notes” each is defined in Section 1.9 hereof.
“NSCC” means the National Securities Clearing Corporation.
“NSCC Deposit Requirements” means cash collateral requirements established by National Securities Clearing Corporation in connection with securities clearing services provided by National Securities Clearing Corporation, as such requirements may be amended, supplemented or otherwise modified from time to time.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of the Guarantors arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Ordinary Course Operating Debt” means (i) Indebtedness for Borrowed Money incurred for operational liquidity needs pursuant to lines of credit, repurchase agreements and other liabilities payable to brokers, dealers, clearing organizations, clients and correspondents, and liabilities in respect of securities sold but not yet purchased, in each case incurred in the ordinary course of the “broker-dealer” and “future commission merchant” business, including Indebtedness for Borrowed Money incurred in the ordinary course of business to finance or secure the purchase or carrying of securities, commodities futures, the provision of margin for forward, futures, repurchase or similar transactions, the making of advances to customers, the establishment of performance or surety bonds or guarantees, or in the nature of a letter of credit or letter of guaranty to support or secure trading and other obligations incurred in the ordinary course of business, including any Indebtedness for Borrowed Money owing to a bank or other financial institution that is providing credit facilities for any of the foregoing, (ii) to the extent constituting Indebtedness for Borrowed Money, accounts payable and accrued liabilities in the ordinary course of business to the extent not more than 30 days past due, and (iii) to the extent constituting Indebtedness for Borrowed Money, notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).
“Payment in Full” means as of any date of determination, (i) the indefeasible payment in full in cash of all Loans, together with accrued and unpaid interest thereon; (ii) the Commitments to lend under this Agreement are terminated; and (iii) the indefeasible payment in full in cash of all fees, reimbursable expenses and other Obligations.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, for each Lender, the percentage of the Commitments represented by such Lender’s Commitment or, if the Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Revolving Loans then outstanding.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Regulatory Action” means the occurrence of any of the following:
    (a)     one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $500,000;
    (b)     the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority) resulting from any act or omission by the Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer, in their capacity as an officer of the Borrower, and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $1,500,000 as part of such settlement; or
    (c)     the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is suspended by a Regulatory Authority in any capacity for any reason for a period of five (5) or more Business Days or expelled by a Regulatory Authority
“Regulatory Authority” means the CFTC, the SEC and all other examining and regulating authorities with jurisdiction over the Borrower.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means, as of the date of determination thereof, (i) in the event there are two (2) Lenders, 100% and (ii) in the event there are more than two (2) Lenders, Lenders whose outstanding Loans and Unused Commitments constitute more than 50% of the sum of the total outstanding Loans and Unused Commitments of the Lenders.

“Rescindable Amount” is defined in Section 2.13(b).
Reserve Account” means one or more bank accounts of the Borrower specified as a “Special Reserve Bank Account for the Exclusive Benefit of Customers” in accordance with Rule 15c3-3 of the SEC.
“Reserve Loan” means a Revolving Loan or a Swingline Loan, the proceeds of which are used to finance customer withdrawals from the Reserve Account.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Loan” is defined in Section 1.1 hereof, and as so defined, includes a Margin Loan and a Reserve Loan, each of which is a “type” of Loan hereunder.
“Revolving Note” is defined in Section 1.9 hereof.
“RJO Sublimit” means $50,000,000.
“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above.
“Sanctions” means all applicable economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over Holdings, the Borrower or any Guarantor or any of their respective Subsidiaries or Affiliates
“SEC” means the United States Securities and Exchange Commission.
“Settlement Account” means an account of the Borrower maintained with the Administrative Agent for the settlement of transactions together with any account established in connection with any extension, renewal or substitution thereof, in each case as such Settlement Account may be renumbered or re-titled from time to time.
“SIPA” means Securities Investor Protection Act of 1970, as amended.

“SIPC” means the Securities Investor Protection Corporation established pursuant to the Securities Investor Protection Act of 1970, as amended, or any other corporation that succeeds to the functions thereof.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).
“Subordinated Debt” means Indebtedness for Borrowed Money which (i) qualifies as the Borrower’s regulatory capital calculated in accordance with the applicable Regulatory Authorities, (ii) is unsecured, and (iii) is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein the term “Subsidiary” means a Subsidiary of the Borrower or any of its direct or indirect Subsidiaries.
“Swing Line” means the credit facility for making one or more Swing Loans described in Section 1.5 hereof.
“Swing Line Lender” means BMO Bank N.A., acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 12.12 hereof.
“Swing Line Sublimit” means $75,000,000, as reduced pursuant to the terms hereof.
“Swing Loan” and “Swing Loans” each is defined in Section 1.5 hereof, and as so defined, includes a Margin Loan and a Reserve Loan, each of which is a “type” of Loan hereunder.
“Swing Loan” and “Swing Loans” each is defined in Section 1.5 hereof, and as so defined, includes a Margin Loan and a Reserve Loan, each of which is a “type” of Loan hereunder.
“Tangible Net Worth” means, for any Person and at any time the same is to be determined, the excess of such Person’s assets over all its liabilities and reserves as determined in accordance with GAAP, but excluding as assets (i) goodwill and other intangible items and (ii) advances, loans and investments of such Person’s Affiliates and Subsidiaries (other than advances, loans and investments permitted by Section 8.9(h) hereof).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day, the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Termination Date” means the earliest to occur of (i) October 27, 2026, (ii) the Business Day immediately succeeding the date on which a Termination Event occurs, or (iii) such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
“Termination Event” means the occurrence of any of the following:
    (a)     the NSCC requires the Borrower to make an Adequate Assurance Deposit or any other Clearing House imposes a similar requirement on the Borrower;
    (b)     one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $5,000,000 individually or in the aggregate;
    (c)     any Regulatory Authority requires that a material portion of the Borrower’s business be suspended or otherwise prohibited from operating for a period of five (5) or more Business Days, including the suspension, revocation or termination of the Borrower as a broker-dealer with the SEC or as a member of a Regulatory Authority; or
    (d)     the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $15,000,000 as part of such settlement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unused Commitments” means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Zero Loan Day” means, at any time, a Business Day in which no principal amount of the Loans is outstanding.
    Section 5.2.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The term “shall” shall have the same meaning as the term “will”. Any covenants, terms, definitions or other provisions from other agreements that are expressly incorporated by reference into this Agreement shall be incorporated as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Lenders, and shall survive any termination of such other agreements until Payment in Full occurs. Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and any successor law or regulation. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.
    Section 5.3.    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and the Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.
    Section 5.4.    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
    Section 5.5.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 6.    Representations and Warranties.
Each Borrower represents and warrants to the Administrative Agent and the Lenders, severally and neither jointly nor jointly and severally, solely with respect to itself, as follows:
    Section 6.1.    Organization and Qualification. Such Borrower is duly organized, validly existing, and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Such Borrower has been duly registered with the Commodity Futures Trading Commission (“CFTC”) as a futures commission merchant and is a member in good standing of the Chicago Mercantile Exchange, which is its DSRO.
    Section 6.2.    Holdings and Subsidiaries. Holdings and each Subsidiary of such Borrower is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto identifies each Subsidiary of such Borrower, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by such Borrower and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary of such Borrower are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by such Borrower or the any Subsidiary of such Borrower are owned, beneficially and of record, by such Borrower or the applicable Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.
    Section 6.3.    Authority and Validity of Obligations. Such Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Guarantor has full corporate power and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by such Borrower and each Guarantor have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Borrower and the Guarantors enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by such Borrower or any Guarantor of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon such Borrower or any Guarantor or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of such Borrower or any Guarantor, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting such Borrower or any Guarantor or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of Holdings, such Borrower or any Subsidiary.
    Section 6.4.    Use of Proceeds; Margin Stock. Such Borrower shall use the proceeds of Margin Loans to finance, on an overnight basis, margin calls at Clearing Houses of such Borrower and the Reserve Loans to finance customer withdrawals from the Reserve Account.
    Section 6.5.    Financial Reports. Each of (i) the audit report of StoneX for the fiscal year ending September 30, 2024, including a balance sheet, profit and loss statement and statement of application of funds as of and for the period ending September 30, 2024, (ii) the audit report of RJO for the fiscal year ending December 31, 2024, including a balance sheet, profit and loss statement and statement of application of funds as of and for the period ending December 31, 2024, (iii) FOCUS Part 2 of StoneX dated August 31, 2025, and (iv) Form 10-Q filed by Holdings with the Securities and Exchange Commission for the fiscal quarter ended June 30, 2025, have been prepared in accordance with generally accepted accounting principles (except that interim statements omit any footnotes to the information contained therein and do not reflect certain adjustments which would be reflected on the annual certified financial statements) on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of the undersigned as of the dates thereof, and the results of operations for the periods covered thereby. None of Holdings, such Borrower nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.
    Section 6.6.    No Material Adverse Change; Change in Law. (i) Material Adverse Change. Since September 30, 2024, there has been no material adverse change in the condition, financial or otherwise, of such Borrower or any Guarantor, except those occurring in the ordinary course of business or disclosed in the financial reports identified in Section 6.5 hereof, any periodic reports filed by Holdings with the SEC under the Securities Exchange Act of 1934, or another form of written disclosure to the Lenders prior to the date of this Agreement. (ii) Change in Law. No Change in Law has occurred that impairs the ability of such Borrower to make any payment of principal or interest when due on any Loan.
    Section 6.7.    Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, such Borrower only represents that the same were prepared on the basis of information and estimates such Borrower believed to be reasonable at the time. The information included in the Beneficial Ownership Certification, as updated in accordance with Section 8.14(c), is true and correct in all material respects.
    Section 6.8.    Trademarks, Franchises, and Licenses. Holdings, such Borrower and the Subsidiaries of such Borrower own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, in each case where the failure to own, possess or have the same could reasonably be expected to have a Material Adverse Effect.
    Section 6.9.    Governmental Authority and Licensing. Holdings, such Borrower and the Subsidiaries of such Borrower have received all licenses, permits, and approvals of all Governmental Authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of such Borrower, threatened.
    Section 6.10.    Good Title. Such Borrower and the Subsidiaries of such Borrower have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of such Borrower and the Subsidiaries of such Borrower furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.
    Section 6.11.    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of such Borrower threatened, against Holdings, such Borrower or any Subsidiary of such Borrower or any of their Property which has a reasonable probability of being determined adversely, and if adversely determined, could reasonably be expected to have a Material Adverse Effect. Any litigation or governmental or arbitration proceeding or labor controversy disclosed in the financial reports identified in Section 6.5 and in Form 10-K filed by Holdings with the SEC for the fiscal year ended September 30, 2024 are not reasonably expected to have a Material Adverse Effect.
    Section 6.12.    Taxes. All material tax returns required to be filed by Holdings, such Borrower or any Subsidiary of such Borrower in any jurisdiction have, in fact, been filed, and all material taxes, assessments, fees, and other governmental charges upon Holdings, such Borrower or any Subsidiary of such Borrower or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. Such Borrower has no knowledge of any proposed additional tax assessment against Holdings, such Borrower or the Subsidiaries of such Borrower for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of Holdings, such Borrower and each Subsidiary of such Borrower have been made for all open years, and for its current fiscal period.
    Section 6.13.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by Holdings, such Borrower or any Subsidiary of such Borrower of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.
    Section 6.14.    Affiliate Transactions. Neither such Borrower nor any Subsidiary of such Borrower is a party to any contracts or agreements with any of its Affiliates (other than with any Wholly-owned Subsidiary of such Borrower) on terms and conditions which are less favorable to such Borrower or any Subsidiary of such Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
    Section 6.15.    Investment Company. None of Holdings, such Borrower nor any Subsidiary of such Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
    Section 6.16.    ERISA; Plan Assets; Prohibited Transactions. (a) Holdings and such Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of Holdings, such Borrower nor any Subsidiary of such Borrower has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.
(b)    None of Holdings, such Borrower nor any Subsidiary of such Borrower is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code, and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. None of Holdings, such Borrower nor any Subsidiary of such Borrower is subject to any law, rule or regulation which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

    Section 6.17.    Compliance with Laws. Holdings, such Borrower and the Subsidiaries of such Borrower are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of Holdings, such Borrower nor any Subsidiary of such Borrower has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    Section 6.18.    Other Agreements. None of Holdings, such Borrower nor any Subsidiary of such Borrower is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.
    Section 6.19.    Solvency. Holdings, such Borrower and the Subsidiaries of such Borrower are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
    Section 6.20.    No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and such Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agree that they will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.
    Section 6.21.    No Default or Regulatory Action. No Default or Event of Default has occurred and is continuing. No Regulatory Action has occurred and is continuing.
    Section 6.22.    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws . (a) Neither Holdings, such Borrower nor any of their Subsidiaries, or any of their directors or executive officers, nor, to the knowledge of such Borrower, any other officer, employee, agent or representative of Holdings, such Borrower or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions.
(b)    Holdings and such Borrower, each of their Subsidiaries, and to the knowledge of such Borrower with reasonable investigation, each of Holdings’ and such Borrower’s and their Subsidiaries’ respective directors, officers and employees are in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c)    Holdings, such Borrower and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Holdings, such Borrower and their Subsidiaries, and Holdings’, such Borrower’s and their Subsidiaries’ respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
Section 6.23.    EEA Financial Institution. Neither Holdings or such Borrower nor any of their respective Subsidiaries, is an EEA Financial Institution.
Section 6.24.    Registration; Qualifications. StoneX (i) has been duly registered with the SEC as a registered broker dealer and the CFTC as a futures commission merchant, and (ii) is approved as a clearing corporation of DTC and the National Securities Clearing Corporation. Such Borrower is (i) an “exempted borrower” within the meaning of Reg U of the Board of Governors of the Federal Reserve System, and (ii) excluded as a “Legal Entity Customer” for purposes of the beneficial ownership rule under 31 CFR 1010.230.
Section 7.    Conditions Precedent.
    Section 7.1.    All Credit Events. At the time of each Credit Event hereunder:
(a)    each of the representations and warranties set forth herein and in the other Loan Documents with respect to the applicable Borrower shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;
(b)    no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event with respect to the applicable Borrower;
(c)    the Administrative Agent shall have received a Notice of Borrowing, which shall include calculations evidencing that after giving effect to such Credit Event: (i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment; and (ii) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base, and
(d)    no Termination Event with respect to the applicable Borrower has occurred.
Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a), (b), (c) or (d), of this Section; provided, however, that the Lenders may continue to make advances under the Credit, in the sole discretion of the Lenders, notwithstanding the failure of such Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

    Section 7.2.    Initial Credit Event.. Before or concurrently with the initial Credit Event:
    (a)    the Administrative Agent shall have received the following (and, with respect to all documents, each to be properly executed and completed) and the same shall have been approved as to form and substance by the Administrative Agent:
    (i)    this Agreement;
    (ii)    if requested by any Lender, the Notes;
    (iii)    copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of Holdings and the Borrower authorizing the execution, delivery, and performance of the Loan Documents;
    (iv)    certificate of incorporation (or equivalent organizational document) of Holdings and the Borrower certified by the appropriate governmental office of the state of its organization;
    (v)    by-laws (or equivalent organizational document) for Holdings and the Borrower certified by an appropriate officer of such Person acceptable to the Administrative Agent;
    (vi)    an incumbency certificate containing the name, title and genuine signature of the Borrower’s Authorized Representatives;
    (vii)    (A) audited financial statements of the Borrower (including balance sheets and statements of income) for the fiscal years ended September 30, 2019, September 30, 2020 and September 30, 2021 together with FOCUS Part 2 of the Borrower for each month commencing October 31, 2021 through August 31, 2022;
    (viii)    good standing certificates for Holdings and the Borrower, dated as of a date no earlier than 30 days prior to the date hereof, from the appropriate governmental offices in the state of its incorporation or organization;
    (ix)    each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) and, to the extent applicable, the Beneficial Ownership Certification for Holdings and the Borrower;

    (b)    the Administrative Agent shall have received the favorable written opinion of counsel for the Borrower in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
    (c)    the Administrative Agent shall have received financing statement, tax and judgment lien search results against the Property of Holdings and the Borrower evidencing the absence of Liens on their Property except as permitted by Section 8.8 hereof or Liens to be discharged on or prior to the Initial Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent;
    (d)    the Administrative Agent shall have received, for the ratable benefit of the Lenders, a non-refundable up-front fee equal to 0.15% of the Commitments in effect on the Closing Date;
    (e)    the Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower has directed the return of any margin calls from the Clearing Houses by deposit into the Settlement Account;
    (f)    no material adverse change in the business, condition (financial or otherwise), operations, performance, Properties or prospects of the Borrower shall have occurred since September 30, 2021; and
    (g)    the Administrative Agent shall have received such other agreements, instruments, documents, certificates and opinions as the Administrative Agent may reasonably request.
Section 8.    Covenants.
Each Borrower agrees, severally and neither jointly nor jointly and severally, solely with respect to itself, that, so long as any credit is available to or in use by such Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 12.13 hereof:
    Section 8.1.    Maintenance of Business. Holdings and such Borrower shall, and shall cause each Subsidiary of such Borrower to, preserve and maintain its existence, except as otherwise provided in Section 8.10 hereof. Holdings and such Borrower shall, and shall cause each Subsidiary of such Borrower to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.
    Section 8.2.    Maintenance of Properties. Holdings and such Borrower shall, and shall cause each Subsidiary of such Borrower to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except (i) to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or (ii) where failure to do so could reasonably be expected to have a Material Adverse Effect.
    Section 8.3.    Taxes and Assessments. Holdings and such Borrower shall duly pay and discharge, and shall cause each Subsidiary of such Borrower to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, other than (i) to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor or (ii) to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
    Section 8.4.    Insurance. Holdings and such Borrower shall insure and keep insured, and shall cause each Subsidiary of such Borrower to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and Holdings and such Borrower shall insure, and shall cause each Subsidiary of such Borrower to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Such Borrower shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.
    Section 8.5.    Financial Reports. Holdings and such Borrower shall, and shall cause each Subsidiary of such Borrower to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of Holdings, such Borrower and each Subsidiary of such Borrower as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders:
    (a)(i)    as soon as available, and in any event no later than 45 days after the last day of each calendar month, (x) a copy of the StoneX’s financial statements and reports for each month accounting period consisting of a FOCUS Part 2 including a profit and loss statement of StoneX prepared by StoneX as of the end of and for such period in accordance with GAAP consistently applied, and (y) a copy of the RJO’s CFTC Form 1-FR-FCM including the RJO’s income statement as of the last day of such period, each certified by its chief financial officer or another officer of acceptable to the Administrative Agent;
    (a)(ii)    as soon as available, and in any event no later than 45 days after the last day of each of the first three fiscal quarters of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of Holdings and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Holdings in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of Holdings acceptable to the Administrative Agent;
    (b)(i)    as soon as available, and in any event no later than 90 days after the last day of each fiscal year of such Borrower, a copy of such Borrower’s annual audited financial statements (including a balance sheet and profit and loss statement) for each fiscal year, audited by an independent public accountants of nationally recognized standing, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of such Borrower and the Subsidiaries of such Borrower and the unconsolidated financial condition of such Borrower as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
    (b)(ii)    as soon as available, and in any event no later than 90 days after the last day of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of Holdings and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of a firm of independent public accountants of recognized national standing, selected by Holdings and reasonably satisfactory to the Administrative Agent and the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Holdings and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
    (c)    promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Holdings, such Borrower’s or any Subsidiary of such Borrower’s operations and financial affairs given to it by its independent public accountants;
    (d)    promptly after the sending or filing thereof, copies of each report, notice or proxy statement sent by Holdings, such Borrower or any Subsidiary of such Borrower to its stockholders or other equity holders, and copies of each periodic or special report, registration statement or prospectus (excluding all reports on Form 10-K, all reports on Form 10-Q and all other filings made in the ordinary course) filed by Holdings, such Borrower or any Subsidiary of such Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency;
    (e)    promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Holdings, such Borrower or any Subsidiary of such Borrower or of notice of any material noncompliance with any applicable law, regulation or guideline relating to Holdings, such Borrower or any Subsidiary of such Borrower, or its business, where any such noncompliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
    (f)    as soon as available, and in any event no later than 30 days after the end of each fiscal year of such Borrower, a copy of such Borrower’s operating budget for the current fiscal year, such operating budget to show such Borrower’s projected revenues and expenses on a quarter-by-quarter basis and shall include a summary of all assumptions made in preparing such operating budget;
    (g)    promptly after knowledge thereof shall have come to the attention of any responsible officer of such Borrower or Holdings, notice of any Change of Control;
    (h)    promptly after knowledge thereof shall have come to the attention of any responsible officer of Holdings or such Borrower, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against Holdings, such Borrower or any Subsidiary of such Borrower or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Default or Event of Default hereunder, (iii) the occurrence of any Regulatory Action or Termination Event, or (iv) any condition exists or the occurrence of event that is reasonably expected to have a Material Adverse Effect; and
    (i)    as soon as available, and in any event no later than 45 days after the last day of each fiscal quarter of such Borrower, a written certificate in the form attached hereto as Exhibit C signed by the chief financial officer of the Borrower Agent or another officer of the Borrower Agent acceptable to the Administrative Agent to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Holdings, the applicable Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.21 hereof.
    Section 8.6.    Inspection. Such Borrower shall, and shall cause each Subsidiary of such Borrower to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect, at reasonable times and intervals any of its

Property of such Borrower or any Subsidiary of such Borrower, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision such Borrower hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of such Borrower and the Subsidiaries of such Borrower) and, so long as no Default or Event of Default exists, with reasonable prior notice to such Borrower. In the absence of an Event of Default, the Administrative Agent and the Lenders shall bear the expense in connection with such visit and inspection.
Notwithstanding anything to the contrary in this Section 8.6, neither such Borrower nor any Subsidiary of such Borrower will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) would be in breach of any confidentiality obligations, customer data protection rules or other applicable laws or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that such Borrower does not provide information in reliance on the exclusions in this sentence, it shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.
    Section 8.7.    Borrowings and Guaranties. Such Borrower shall not, nor shall it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money, or incur liabilities for interest rate, currency, or commodity cap, collar, swap, or similar hedging arrangements, or directly or indirectly be or become liable as endorser, guarantor or surety for any Indebtedness for Borrowed Money of any other Person, or otherwise assure a creditor of another against loss with respect to Indebtedness for Borrowed Money, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:
    (a)    the Obligations of such Borrower and its Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);
    (b)    Indebtedness for Borrowed Money, guarantees of Indebtedness for Borrowed Money and other assurances against loss by such Borrower and its Subsidiaries existing as of the Closing Date and disclosed in the financial statements delivered to the Lenders prior to the Closing Date; and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness for Borrowed Money is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
    (c)    Subordinated Debt of RJO in effect on the Closing Date.
    (d)    Subordinated Debt of such Borrower so long as (i) such Borrower is in compliance with the covenants set forth in Section 8.21 immediately before and after giving effect to the incurrence of such Indebtedness, and (ii) no Default or Event of Default has occurred or would result therefrom;
    (e)    guarantees by such Borrower and its Subsidiaries of introducing brokers made in the ordinary course of business;
    (f)    Ordinary Course Operating Debt; provided, that unsecured Ordinary Course Operating Debt of the type described in clause (i) of such defined term shall not exceed $20,000,000 in the aggregate at any one time;
    (g)    Indebtedness for Borrowed Money of such Borrower and its Subsidiaries for intercompany loans and advances not otherwise permitted hereunder so long as (i) such counterparty is either a Guarantor hereunder or such Indebtedness for Borrowed Money is subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent, and (ii) no payments may be made on account of such Indebtedness for Borrowed Money if a (A) Default or an Event of Default has occurred and is continuing or would result therefrom, and (B) such Borrower is in compliance with Section 8.21 hereof after giving effect to any such loan or advance; and
    (h)    obligations of such Borrower or any Subsidiary of such Borrower arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;
    (i)    to the extent the same constitutes Indebtedness for Borrowed Money, obligations in respect of purchase price adjustments (including in respect of working capital), earn out agreements, deferred compensation, indemnification obligations and other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any disposition or purchase or acquisition;
    (j)    to the extent the same constitutes Indebtedness for Borrowed Money, Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;
    (k)    to the extent the same constitutes Indebtedness for Borrowed Money, Indebtedness representing deferred compensation to employees, officers or directors of such Borrower and its Subsidiaries incurred in the ordinary course of business;
    (l)    Indebtedness for Borrowed Money of such Borrower and its Subsidiaries constituting overdrafts of deposit accounts so long as (i) no Default or Event of Default has occurred and is continuing with respect to such Borrower or would occur as a result of the incurrence of such Indebtedness for Borrowed Money, and (ii) such Indebtedness for Borrowed Money is repaid (or deemed repaid) the next Business Day; and

    (m)    other Indebtedness for Borrowed Money of such Borrower and its Subsidiaries not otherwise permitted hereunder so long as (i) the amount of such Indebtedness does not exceed $5,000,000 in the aggregate at any one time, and (ii) no Default or Event of Default has occurred and is continuing with respect to such Borrower or would occur as a result of the incurrence of such Indebtedness.
    Section 8.8.    Liens. Such Borrower shall not, nor shall it permit any Subsidiary of such Borrower to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:
    (a)    Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which such Borrower or any Subsidiary of such Borrower is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;
    (b)    mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;
    (c)    judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of such Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;
    (d)    Liens existing on the Closing Date and set forth on Schedule 8.8 hereof;
    (e)    (i) Liens created solely for the purpose of securing Indebtedness for Borrowed Money permitted by Section 8.7(f) hereof; provided, that in each case, no such Lien shall extend to or cover other Property of such Borrower or any Subsidiary of such Borrower other than the securities and other financial instruments being financed by such Indebtedness for Borrowed Money;
    (f)    required deposits maintained with counterparties, commodity or securities exchanges or their associated clearing corporations in the ordinary course of such Borrower’s or its Subsidiaries’ business;
    (g)    the interest of lessors under operating leases;

    (h)    customary restrictions on transfers of assets contained in agreements related to the sale by such Borrower or any of its Subsidiaries of such assets pending their sale, provided that such restrictions apply only to the assets to be sold and such sale is permitted hereunder;
    (i)    Liens on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 8.9 to be applied against the purchase price for such permitted investment; and
    (j)    required deposits maintained with counterparties, commodity or securities exchanges or their associated clearing corporations in the ordinary course of the business of such Borrower or any Subsidiary of such Borrower; and Liens in favor of a Clearinghouse encumbering such deposits and similar Liens attaching to brokerage and securities accounts (and the personal property assets therein) incurred in the ordinary course of business and not for speculative purposes.
    Section 8.9.    Investments, Acquisitions, Loans and Advances. Such Borrower shall not, nor shall it permit any Subsidiary of such Borrower to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:
    (a)    investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;
    (b)    investments in commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P maturing within one year of the date of issuance thereof;
    (c)    investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;
    (d)    investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;
    (e)    investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

    (f)    any other investments in assets allowed in the ordinary course of business under the SEC’s rules and, in the case of investments of customer funds, under the regulations of the CFTC;
    (g)    loans and advances in the form of margin loans to customers of such Borrower or any Subsidiary of such Borrower in the ordinary course of business ;
    (h)    investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;
    (i)    such Borrower’s investments in its Subsidiaries or investments in a Subsidiary of such Borrower by another Subsidiary of such Borrower, including receipt by such Borrower or such Subsidiary of a Restricted Payment in the form of equity;
    (j)    such Borrower’s loans and advances to Holdings so long as (i) no Default or Event of Default has occurred with respect to such Borrower and is continuing at the time of such loan or advance, (ii) such Borrower is in compliance with Section 8.21 hereof after giving effect to any such loan or advance and (iii) such loan or advance is permitted under all rules and regulations applicable to such Borrower;
    (k)    the acquisition of all or any substantial part of the assets or business of any other Person (other than such Borrower) or division thereof so long as the aggregate amount of such acquisition by such Borrower, when taken together with acquisitions by merger or consolidation permitted by Section 8.10 hereof, does not exceed $100,000,000 in value in the aggregate during the term of this Agreement; and
    (l)    other investments, loans, and advances of such Borrower in addition to those otherwise permitted by this Section in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding.
In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.
    Section 8.10.    Mergers, Consolidations and Sales. Such Borrower shall not, nor shall it permit any Subsidiary of such Borrower to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its Property, including any disposition of substantially all of its Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent the following:

    (a)     the merger or consolidation by such Borrower with any Person, firm or corporation (other than such Borrower), to the extent such transactions, when taken together with acquisitions permitted by Section 8.9(i) hereof, do not exceed $100,000,000 in value in the aggregate during the term of this Agreement and, with respect to any such merger or consolidation, such Borrower is the entity surviving the merger or consolidation;
    (b)    the merger of any Subsidiary of such Borrower with and into such Borrower or any other Subsidiary of such Borrower; provided that, in the case of any merger involving such Borrower, such Borrower is the Person surviving the merger;
    (c)    the liquidation or dissolution of any Subsidiary of such Borrower if such Borrower determines in good faith that such liquidation or dissolution is in the best interest of such Borrower and is not materially disadvantageous to the Lenders; provided, however, that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing; and
    (d)    (x) the merger of RJO with and into StoneX; provided that StoneX is the Person surviving the merger, or (y) the transfer of all or substantially all of the assets of RJO to StoneX; in each case of clause (x) and (y), all Obligations owing by RJO are paid in full immediately after giving effect to such merger or transfer.
    Section 8.11.    Maintenance of Subsidiaries. Neither Holdings nor such Borrower shall assign, sell or transfer, nor shall they permit any Subsidiary of such Borrower to issue, assign, sell or transfer, any shares of capital stock or other equity interests of such Borrower or a Subsidiary of such Borrower; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale, and transfer to any person of any shares of capital stock of such Borrower or a Subsidiary of such Borrower solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, (b) any transaction permitted by Section 8.10 above and (c) the pledge of the Holding’s equity interest in such Borrower to secure Holding’s obligations under the Holdings’ Credit Facilities.
    Section 8.12.    Dividends and Certain Other Restricted Payments. Such Borrower shall not, nor shall they permit any Subsidiary of such Borrower to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests) or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent the making of dividends or distributions if (A) such dividend or distribution is permitted under all rules and regulations applicable to such Borrower or such Subsidiary, (B) no Default or Event of Default exists with respect to such Borrower or would result from making such dividend or distribution and (C) such Borrower is in compliance with Section 8.21 hereof after giving effect to such dividend or distribution.

    Section 8.13.    ERISA. Holdings and such Borrower shall, and shall cause each of their Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of their Property. Holdings and such Borrower shall, and shall cause each of their Subsidiaries to, promptly notify Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by Holdings, such Borrower or any Subsidiary of such Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of Holdings, such Borrower or any Subsidiary of such Borrower with respect to any post retirement Welfare Plan benefit.
    Section 8.14.    Compliance with Laws; Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) Holdings and such Borrower shall, and shall cause each Subsidiary of such Borrower to, comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders (including but not limited to all Environmental Laws) applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property that is not expressly permitted pursuant to Section 8.8 hereof.
(b)     Such Borrower shall at all times comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Borrower and shall cause each other Guarantor and each of its and their respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.
(c)    Such Borrower shall provide Administrative Agent and the Lenders (i) any information regarding Holdings, such Borrower and each of their respective owners, Affiliates, and Subsidiaries necessary for Administrative and the Lenders to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; subject however, in the case of Affiliates, to such Borrower’s ability to provide information applicable to them and (ii) without limiting the foregoing, notification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.
(d)    Such Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by such Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.
    Section 8.15.    Burdensome Contracts With Affiliates. Such Borrower shall not, nor shall it permit any Subsidiary of such Borrower to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with any Wholly-owned Subsidiary of such Borrower) on terms and conditions which are less favorable to such Borrower or such Subsidiary of such Borrower than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
    Section 8.16.    No Changes in Fiscal Year. The fiscal year of Holdings, StoneX and the Subsidiaries of StoneX ends on September 30 of each year; the fiscal year of RJO and the Subsidiaries of RJO ends on December 31 of each year; and neither Holdings nor such Borrower shall not, nor shall it permit any Subsidiary of such Borrower to, change its fiscal year from its present basis; provided, that RJO shall be permitted to change its fiscal year end to September 30 with prior notice to the Administrative Agent.
    Section 8.17.    Formation of Subsidiaries. Promptly upon the formation or acquisition of any Domestic Subsidiary of such Borrower, such Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4 hereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary). In the event that any Subsidiary of such Borrower that is an Immaterial Subsidiary acquires assets in excess of $500,000, then such Subsidiary no longer is an Immaterial Subsidiary and such Borrower shall promptly cause such Subsidiary to comply with the requirements of Section 4 hereof. Such Borrower shall not, nor shall it permit any Subsidiary to, form or acquire any Foreign Subsidiary.
    Section 8.18.    Change in the Nature of Business. Such Borrower shall not, nor shall it permit any Subsidiary of such Borrower to, engage in any business or activity if as a result the general nature of the business of such Borrower or any Subsidiary of such Borrower would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date; provided, that it shall not be a change in the general nature of the business if any Immaterial Subsidiary ceases operations, or any Subsidiary of such Borrower is merged with such Borrower or another Subsidiary of such Borrower, or is dissolved.
    Section 8.19.    Use of Proceeds. (a) Such Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof. None of the proceeds from the Loans shall be used to make any Adequate Assurance Deposit for such Borrower.
(b)    Such Borrower will not request any Loan, and such Borrower shall not use, and shall ensure that its Subsidiaries and Affiliates, and its or their respective directors, officers, employees and agents not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.
    Section 8.20.    No Restrictions. Except as disclosed to the Lenders or as otherwise provided herein, such Borrower shall not, nor shall it permit any Subsidiary of such Borrower to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Borrower or any

Subsidiary of such Borrower to: (a) pay dividends or make any other distribution on such Borrower’s or any of such Subsidiary’s capital stock or other equity interests owned by such Borrower or any other Subsidiary of such Borrower, (b) pay any indebtedness owed to such Borrower or any other Subsidiary of such Borrower, (c) make loans or advances to such Borrower or any other Subsidiary of such Borrower, (d) transfer any of its Property to such Borrower or any other Subsidiary of such Borrower, or (e) guarantee the Obligations as required by the Loan Documents.
    Section 8.21.    Financial Covenants. (a)     Tangible Net Worth. StoneX shall at all times maintain a Tangible Net Worth of at least $550,000,000.
    (b)     Maximum Net Loss. StoneX shall not, as of the last day of each calendar month, permit the Net Loss for the twelve calendar months then ended to exceed $15,000,000.
    (c)     Minimum Excess Net Capital. StoneX’s Excess Net Capital shall not, at any time, be less than $100,000,000.
    (d)     Minimum Excess Net Capital. RJO’s Excess Net Capital shall not, at any time, be less than $60,000,000.
    Section 8.22.    Settlement and Clearing Accounts. Such Borrower shall maintain all of its accounts relating to its self-clearing activities with each Clearing House located in the United States or Canada with the Administrative Agent or one of the Affiliates.
Section 9.    Events of Default and Remedies.
    Section 9.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder (it being agreed, unless otherwise specified herein, that an Event of Default by one Borrower shall not constitute an Event of Default by another Borrower):
    (a)    default in the payment when due of (i) all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or (ii) of any fee or other Obligation payable hereunder or under any other Loan Document in each case under this clause (ii) within three (3) Business Days after the same shall become due and payable;
    (b)    default in the observance or performance of any covenant set forth in Sections 8.1 (solely with respect to the existence of such Borrower), 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.14, 8.15, 8,16, 8.18, 8.19, 8.21 or 8.22 hereof;
    (c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Holdings or such Borrower or (ii) written notice thereof is given to the Borrower Agent by the Administrative Agent;

    (d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) as of the date of the issuance or making or deemed making thereof;
    (e)    any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Guarantor takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;
    (f)    default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by Holdings, such Borrower or any Subsidiary of such Borrower aggregating in excess of $10,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise, and after giving effect to any cure or grace period with respect to such Indebtedness for Borrowed Money);
    (g)    any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Holdings, such Borrower or any Subsidiary of such Borrower, or against any of their Property, in an aggregate amount in excess of $10,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days;
    (h)    Holdings, such Borrower or any Subsidiary of such Borrower, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by Holdings, such Borrower or any Subsidiary of such Borrower, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Holdings, such Borrower or any Subsidiary of such Borrower, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
    (i)    any Change of Control shall occur;
    (j)    Holdings, such Borrower or any Subsidiary of such Borrower shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof;
    (k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any of Holdings, such Borrower or any Subsidiary of such Borrower, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against Holdings, such Borrower or any Subsidiary of such Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;
    (l)    the SIPC shall have applied for a decree adjudicating that customers of such Borrower are in need of protection under SIPA; or
    (m)    the membership of such Borrower on any commodities exchange or the status of the Borrower as a clearing member of any commodities exchange that has clearing members shall be terminated, revoked or suspended for any reason (other than the voluntary withdrawal by such Borrower from membership on any such exchange) or the registration of such Borrower as a futures commission merchant with the CFTC shall be suspended, revoked or terminated for any reason or such Borrower shall fail to comply with the minimum capital requirements of the CFTC and such failure to comply with the minimum capital requirements continues for five (5) Business Days.
    Section 9.2.    Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof with respect to the applicable Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to such Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to such Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
    Section 9.3.    Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof with respect to the applicable Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.
    Section 9.4.    Notice of Default. The Administrative Agent shall give notice to any Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
Section 10.    The Administrative Agent.
    Section 10.1.    Appointment and Authorization of Administrative Agent. Each Lender hereby appoints BMO Bank N.A. as Administrative Agent under the Loan Documents and hereby authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Therefore, the Lenders expressly agree that Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on Administrative Agent or any of the Lenders except as expressly set forth herein. Except as provided in Section 10.7, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.
    Section 10.2.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
    Section 10.3.    Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the United States Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the United States Bankruptcy Code and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate and any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
    Section 10.4.    Consultation with Experts. Administrative Agent may consult with legal counsel (who may be counsel to the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts.
    Section 10.5.    Liability of Administrative Agent; Credit Decision. (a) Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants or agreements of Borrower or any Subsidiary contained herein or in any other Loan Document; (iv) the satisfaction of any condition specified in Section 4, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; or (v) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence.
    (b)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. In particular and without limiting any of the foregoing, Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with Administrative Agent signed by such payee in form satisfactory to Administrative Agent. Each Lender acknowledges that it has independently and without reliance on Administrative Agent or any other Lender (or any of their Related Parties), and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and Administrative Agent shall have no liability to any Lender with respect thereto.
    Section 10.6.    Indemnity. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 12.15 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section shall survive termination of this Agreement. Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to Administrative Agent or the Swing Line Lender hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of the Swing Line Lender to be remitted by Administrative Agent to or for the account of the Swing Line Lender), but shall not be entitled to offset against amounts owed to Administrative Agent or the Swing Line Lender by any Lender arising outside of this Agreement and the other Loan Documents.
    Section 10.7.    Resignation of Administrative Agent and Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation of Administrative Agent, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”) then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Lender. With effect from the Resignation Effective Date (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10 and all protective provisions of the other Loan Documents shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

    Section 10.8.    Swing Line Lender. The Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. The Swing Line Lender shall each have all of the benefits and immunities (i) provided to Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 10, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.
    Section 10.9.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
    Section 10.10.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Credits as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
    Section 10.11.    Administrative Agent may File Proofs of Claim. In case of the pendency of any proceeding under the United States Bankruptcy Code that the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
    (a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent allowed in such judicial proceeding; and
    (b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.11 and 12.15.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
    Section 10.12.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any Guarantor, that at least one of the following is and will be true:
    (i)     such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Commitments or this Agreement;
    (ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
    (iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
    (iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

    (b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any Subsidiary, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
    Section 10.13.    Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or the Swing Line Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender and the Swing Line Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender or the Swing Line Lender that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or the Swing Line Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 11.    The Guarantees.
    Section 11.1.    The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor (including any Guarantor executing an Additional Guarantor Supplement in the form attached hereto as Exhibit D or such other form acceptable to Administrative Agent) hereby unconditionally and irrevocably guarantees jointly and severally to Administrative Agent, the Lenders and their Affiliates, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, and the due and punctual payment and performance of all other Obligations now or hereafter owed by the Borrower and the Guarantors under the Loan Documents, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or any Guarantor or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or such Guarantor or any such obligor in any such proceeding) (collectively, the “Guaranteed Obligations”).
    Section 11.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
    (a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Guarantor or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;
    (b)    any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to any Guaranteed Obligations;
    (c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or any Guarantor or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or any Guarantor or other obligor or of any other guarantor contained in any Loan Document;
    (d)    the existence of any claim, set off, or other rights which the Borrower, any Guarantor or other obligor or any other guarantor may have at any time against Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;
    (e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any Guarantor or other obligor, any other guarantor, or any other Person or Property;
    (f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of any Guarantor or other obligor, regardless of what obligations of Borrower or other obligor remain unpaid;
    (g)    any invalidity or unenforceability relating to or against the Borrower, any Guarantor or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to any Guaranteed Obligations or any provision of applicable law or regulation purporting to prohibit the payment by any

Guarantor or other obligor or any other guarantor of the principal of or interest on any Loan or any other amount payable under the Loan Documents or any agreement relating to any Guaranteed Obligations; or
    (h)    any other act or omission to act or delay of any kind by Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 11.
    Section 11.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Until such time as Payment in Full occurs, each Guarantor’s obligations under this Section 11 shall remain in full force and effect. If at any time any payment of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
    Section 11.4.    Subrogation. Until such time as Payment in Full occurs, each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to Payment in Full occurring, such amount shall be held in trust for the benefit of Administrative Agent and the Lenders and shall forthwith be paid to Administrative Agent for the benefit of the Lenders or be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
    Section 11.5.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by Administrative Agent, any Lender, or any other Person against the Borrower or any Guarantor or other obligor, another guarantor, or any other Person.
    Section 11.6.    Limit on Recovery. Notwithstanding any other provision of this Section 11, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Section 11, any other agreement or applicable law shall be taken into account.
    Section 11.7.    Contribution. (a) To the extent that any Guarantor shall make a payment under this Section 11 (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the occurrence of the Payment in Full, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
    (b)    As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.
    (c)    This Section 11.7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 11.7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Section 11.
    (d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
    (e)    The rights of the indemnifying Guarantors against other Guarantors under this Section 11.7 shall only be exercisable upon the occurrence of Payment in Full.
    Section 11.8.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower, any Guarantor or other obligor under this Agreement or any other Loan Document, or under any agreement relating to the Guaranteed Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, such Guarantor or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to the Guaranteed Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent made at the request of the Required Lenders.
    Section 11.9.    Benefit to Guarantors. The Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
    Section 11.10.    Guarantor Covenants. Each Guarantor shall take such action as Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as Borrower is required by this Agreement to prohibit such Guarantor from taking.

Section 12.    Miscellaneous.
    Section 12.1.    Withholding Taxes.
(a)    Defined Terms. For purposes of this Section, the term “Legal Requirement” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by the applicable Legal Requirement. If any Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the applicable Legal Requirement and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with the applicable Legal Requirement, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by any Legal Requirement or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 12.1(g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
    Section 12.2.    No Waiver, Cumulative Remedies. No delay or failure on the part of Administrative Agent or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Administrative Agent, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
    Section 12.3.    Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
    Section 12.4.    Time is of the Essence . Time is of the essence of this Agreement and each of the other Loan Documents.
    Section 12.5.    Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
    Section 12.6.    Survival of Indemnities. All indemnity provisions and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans shall survive Payment in Full, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder. All such indemnity and other provisions shall be binding upon the successors and assigns of the Borrower and each Guarantor and shall inure to the benefit of each applicable Indemnitee and its successors and assigns.
    Section 12.7.    Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.
    Section 12.8.    Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to Administrative Agent and Borrower given by courier, by United States certified or registered mail, by email or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loan Documents to Holdings, the Borrower, any Guarantor, Administrative Agent shall be addressed to its respective address or telecopier number set forth below:

to the Borrower or any Guarantor:
StoneX Financial Inc.
1251 NW Briarcliff Parkway, Suite 800
Kansas City, Missouri 64116
Attention:    Bill Dunaway
Telephone:    (816) 410-7129
Email: Bill.Dunaway@StoneX.com
Telecopy:    (816) 410-7450
to the Administrative Agent: BMO Bank N.A. 320 S. Canal Street Chicago, Illinois 60606 Attention: Futures and Securities Division Telephone: (312) 461-2491 Email: Krupa.tantuwaya@bmo.com
Each such notice, request or other communication shall be effective (i) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (ii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 2 shall be effective only upon receipt.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
    (c)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
    (d)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on the Platform.
    (e)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-

infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through the Platform.
    Section 12.9.    Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, each of which shall constitute an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement and such counterpart shall be deemed to be an original hereof.
    Section 12.10.    Successors and Assigns. This Agreement shall be binding upon Holdings, the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of Administrative Agent and each of the Lenders, and their respective successors and permitted assigns. Holdings, the Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders. Nothing contained in Section 12.10 shall affect the provisions set forth in Section 12.12.
    Section 12.11.     Participants. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) no participation shall be sold to a Defaulting Lender, any natural person or any Disqualified Lender. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.6 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso of Section 12.13 that affects such Participant. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 1.11 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.16 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.7 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
    Section 12.12.    Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
    (i)    Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
    (ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
    (iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:

    (b)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof;
    (c)    the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
    (d)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed).
    (iv)    Assignment and Acceptance. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
    (v)    No Assignment to Certain Persons. No such assignment shall be made to (A) Holdings, the Borrower or any of Holdings’ or the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof, or (C) in the absence of any Event of Default under Section 9.1(a), (j) or (k) above, to any Disqualified Lender.
    (vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
    (vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swing

Line Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 12.12(f), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11.
    (f)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
    (g)    Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement (other than to a Disqualified Lender) to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Board, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Board) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.
    (h)    Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender assigns all of its Commitments and Revolving Loans pursuant to subsection (a) above, the Swing Line Lender may terminate the Swing Line. In the event of such termination of the Swing Line, Borrower shall be entitled to appoint another Lender to act as the successor Swing Line Lender hereunder (with such Lender’s consent); provided, that the failure of Borrower to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates the Swing Line, it shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 1.5.
    Section 12.13.    Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) Borrower, (b) the Required Lenders, and (c) the Administrative Agent (or by the Borrower and the Administrative Agent with the consent of the Required Lenders), and each such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given; provided that (x), that the Borrower Agent, in accordance with Section 1.17, may sign on behalf of any Borrower except as follows:  (i) each Borrower shall directly sign any amendment which extends the Termination Date; and (ii) any amendment, modification or waiver to any provision of this Agreement that is directly and specifically applicable to a Borrower shall be directly signed by such Borrower; and (ii) that no such amendment or waiver shall:
    (i)    no amendment or waiver pursuant to this Section 12.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder;
    (ii)    postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
    (iii)    no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 12.13, release any material guarantor (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;
    (iii)    no amendment to Section 11 hereof shall be made without the consent of the Guarantor(s) affected thereby; and
    (iv)    change Section 3.1 or Section 12.7 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby.
provided, further, that no such amendment or waiver shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, or (B) the Swing Line Lender, unless in writing executed by the Swing Line Lender, in each case in addition to the Borrower and the Lenders required above.
Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding anything in this Section to the contrary, (i) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, or (ii) the Administrative Agent, with the consent of the Borrower, agrees to make technical and conforming modifications to the Loan Documents to the extent necessary to integrate any Increased Commitments on substantially the same basis as the Loans, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.
    Section 12.14.    Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
    Section 12.15.    Costs and Expenses; Indemnification. The Borrower and each Guarantor agrees to pay all reasonable and documented out-of-pocket costs and expenses of Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including the reasonable fees and disbursements of counsel to Administrative Agent, in connection with the preparation and execution of the Loan Documents and in connection with the transactions contemplated hereby or thereby, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by Administrative Agent in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches. The Borrower and each Guarantor agrees to pay to Administrative Agent and each Lender, and any other holder of any Obligations outstanding hereunder, all reasonable and documented out-of-pocket costs and expenses incurred or paid by Administrative Agent, such Lender, or any such holder, including reasonable attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving Borrower or any Guarantor as a debtor thereunder); provided, that attorney’s fees shall be limited to one counsel for all Lenders and the Administrative Agent, and, if necessary, of one local counsel for all Lenders and the Administrative Agent in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions for all Lenders and the Administrative Agent), and, solely in the case of an actual conflict of interest, one additional counsel in each applicable jurisdiction to the affected Persons. The Borrower and each Guarantor further agrees to indemnify Administrative Agent, each Lender, and any security trustee therefor, and their respective directors, officers, employees, agents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all reasonable fees and disbursements of counsel for any such Indemnitee and all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification (as determined by a court of competent jurisdiction by final and non-appealable judgment). The Borrower and each Guarantor, upon demand by Administrative Agent or a Lender at any time, shall reimburse Administrative Agent or such Lender for any legal or other expenses (including all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified (as determined by a court of competent jurisdiction by final and non-appealable judgment); provided, that attorney’s fees shall be limited to one counsel for all Indemnitees and, if necessary, of one local counsel for all Indemnitees in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions for all Lenders and the Administrative Agent), and, solely in the case of an actual conflict of interest, one additional counsel in each applicable jurisdiction to the affected Persons. To the extent permitted by applicable Law, neither the Borrower nor any Guarantor shall assert, and each such Person hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
    Section 12.16.    Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, with the prior written consent of Administrative Agent, each Lender, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by Borrower and each Guarantor at any time or from time to time, without notice to Borrower or any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, subsequent holder, or affiliate, to or for the credit or the account of Borrower or any such Guarantor, whether or not matured, against and on account of the Obligations of the Borrower or any such Guarantor to that Lender or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.
    Section 12.17.    Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
    Section 12.18.    Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any Loan Document, and the rights and duties of the parties hereto, shall be governed by and construed and determined in accordance with the internal laws of the State of Illinois.
    Section 12.19.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
    Section 12.20.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither Borrower nor any Guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that Administrative Agent or any Lender may have received hereunder shall, at the option of Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither Borrower nor any Guarantor or endorser shall have any action against Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.
    Section 12.21.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to multiple Borrowers shall only apply during such times that there are multiple Borrowers party hereto. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as Borrower has one or more Subsidiaries. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Loan Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Loan Documents.
    Section 12.22.    Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.
    Section 12.23.    Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trail. (a) Borrower and each Guarantor irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of the courts of the State of Illinois sitting in Cook County and of the United States District Court of the Northern District Of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this agreement or any other loan document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other loan document shall affect any right that Administrative Agent and lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other loan document against Borrower and the Guarantors or their property in the courts of any other jurisdiction.

    (b)    Borrower and each Guarantor irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other loan document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (c)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.8(a). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
    (d)    Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other loan document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (i) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing Waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other loan documents by, among other things, the mutual waivers and certifications in this section.
    Section 12.24.    USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and such Guarantor in accordance with the Patriot Act.
    Section 12.25.     Confidentiality. Each of Administrative Agent and the Lenders severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and its Related Parties, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings, the Borrower or any Subsidiary and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings, the Borrower or their Subsidiaries or the Credit or

(ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers; (h) with the prior written consent of Holdings, the Borrower or any Subsidiary, (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to Administrative Agent or any Lender on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from Holdings, the Borrower or any of their Subsidiaries or from any other Person on behalf of Holdings, the Borrower or any Subsidiary relating to Holdings, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Holdings, the Borrower or any of their Subsidiaries or from any other Person on behalf of Holdings, the Borrower or any of their Subsidiaries; provided that, in the case of information received from Holdings, the Borrower or any of their Subsidiaries, or on behalf of Holdings, the Borrower or any of their Subsidiaries, after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
    Section 12.26.    Customary Advertising Material. Notwithstanding anything to the contrary in Section 12.25, the Borrower consents to the publication by the Administrative Agent or any Lender of customary advertising material (including customary “tombstone” disclosure) relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of Holdings, the Borrower and the Guarantors.
    Section 12.27.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;

    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
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